SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2017

AIRBORNE WIRELESS NETWORK
(Exact name of registrant as specified in charter)

Nevada	333-179079	27-4453740
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4115 Guardian Street, Suite C, Simi Valley, California 93063

(Address of principal executive offices and zip code)

(805) 583-4302

(registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act (17 CFR 240.12b-2)

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2017, Airborne Wireless Network, a Nevada corporation (the “Company”), appointed Kevin L. Spence as its Chief Financial Officer, effective January 1, 2018. Mr. Spence has over 35 years of experience in corporate management and the financial industry. He currently serves as a member of the board of directors of Armor Scientific Holdings, Inc., a privately held provider of Single and Multi-Factor Authentication software. From January 2014 to August 2017, he served as Chief Financial Officer of Remington Designs, LLC (DBA iCoffee by Remington), a designer and developer and distributor of coffee brewers utilizing proprietary patented technology. Mr. Spence also currently serves as a consultant to Antarctica Capital Management, LLC, a global investment firm headquartered in New York, with operations in the United States, the United Kingdom and India, a position he has held since June of 2013. Mr. Spence currently provides to Antarctica strategic planning, acquisition due diligence, accounting and cash management functions. From January of 1992 to 2000, Mr. Spence served as Executive Vice President and Chief Financial Officer of United States Filter Corporation, a New York Stock Exchange Exchange-listed leading global provider of industrial and commercial water and wastewater treatment systems and services. Prior to his service at United States Filter Corporation, Mr. Spence also served as an audit partner with the international accounting firm of KMPG and was responsible for all aspects of client services in accounting and auditing, and working in areas ranging from manufacturing, banking, real estate and franchising in Southern California.

Mr. Spence was principal of Keven Spence Consulting when it filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code on May 6, 2010. Keven Spence Consulting exited bankruptcy proceedings on January 29, 2014.

Mr. Spence graduated with a Bachelor of Science degree in accounting from the University of Southern California and is a Certified Public Accountant.

Mr. Spence does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. There is no understanding or arrangement between Mr. Spence and any other person pursuant to which Mr. Spence was selected as an executive officer, other than his engagement by the Company pursuant to his employment agreement described below. There are no transactions in which Mr. Spence has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his engagement by the Company as Chief Financial Officer, Mr. Spence and the Company entered into an employment agreement, dated as of December 28, 2017 and effective as of January 1, 2018 (the “Employment Agreement”). Under the Employment Agreement, we may terminate Mr. Spence’s employment at any time and Mr. Spence may terminate his employment upon 30 days’ prior written notice.

Pursuant to his employment agreement, we agreed to pay Mr. Spence an annual salary of $120,000. In addition, Mr. Spence is entitled to a grant of options to purchase at least 1,750,000 shares of the Company’s common stock on the effective date of the Employment Agreement, and on January 15 of each of 2018, 2019 and 2020, so long as he remains employed by the Company on those dates, at a per share exercise price of $0.01 above the closing price of the Company’s common stock for the January 2018 grant, $1.75 for the January 2019 grant and $2.50 for the January 2020 grant, in each case in accordance with the Company’s policies in effect from time to time and subject to approval of the board of directors.

The Company’s board of directors may also, from time to time, award a bonus to Mr. Spence. In addition, Mr. Spence is entitled to reimbursement for the reasonable costs and expenses of performing his duties, to participation in certain retirement and health and welfare plans made available to employees generally and to paid vacation.

Upon termination of Mr. Spence’s employment for any reason, he will be entitled to (a) his base salary accrued through the date of termination; (b) any bonus that has been approved by the board of directors and remains unpaid; (c) reimbursement of expenses incurred prior to termination that were incurred in connection with his duties and obligations under the agreement; (d) any benefits accrued or earned in accordance with the terms of any of the Company’s applicable benefit plans or programs; and (e) severance in an amount equal to $10,000 per month for 36 months.

Commencing on the termination of his employment and through the second anniversary of such date, Mr. Spence is prohibited from (a) inducing or attempting to influence any of the Company’s employees to engage in any activities competitive with the Company’s business or terminating their employment with the Company; (b) employing or offering employment to any person who was employed by the Company on the date of termination; or (c) using the Company’s trade secrets or inducing or attempting to induce any customer, supplier, licensee or other person with a business relationship with the Company to cease or reduce its business with the Company or in any way interfere with the relationship between any such customer, supplier, licensee or business relationship and the Company.

2

Item 8.01 Other Events

On January 3, 2018, the Company issued a press release announcing the appointment of Kevin Spence as the Company’s Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Employment Agreement, dated as of December 28, 2017, between Airborne Wireless Network and Kevin L. Spence
99.1	Press Release of Airborne Wireless Network dated January 3, 2018

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRBORNE WIRELESS NETWORK

Date: January 3, 2018	/s/ J. Edward Daniels
J. Edward Daniels
President, Treasurer and Secretary

4